Exhibit 99.1

                   Advanced Marketing Services, Inc.
  Provides Updated Information Concerning Restatement and Estimated
                        Results of Operations

    SAN DIEGO--(BUSINESS WIRE)--March 20, 2006--Advanced Marketing Services, Inc. (Pink Sheets:MKTS), a leading provider of customized merchandising, wholesaling and contract distribution services, today announced updated information concerning the restatement of its consolidated financial statements for the periods ended March 31, 2003, revised estimates of earnings for its fiscal years ended March 31, 2004 and 2005, guidance for its fiscal year ending March 31, 2006, and a preliminary net sales outlook for its fiscal year ending March 31, 2007.
    The Company previously announced that it would restate its consolidated financial statements for the periods ended March 31, 2003. Subsequent to the Company's last public announcement concerning the restatement and estimated results of operations on November 8, 2005, the Company discovered and corrected additional accounting matters, including corrections in income tax contingencies, the sales returns reserve, and reporting of stock options and stock-based compensation granted to employees. Based upon these corrections, the Company's current estimated earnings per share for the fiscal years ended March 31, 2000, 2001, 2002, 2003 and 2004 are $0.81, $0.82,
$1.00, $0.29, and $0.02, respectively. The Company's current estimated net sales for this five-year period are $635 million, $720 million, $763 million, $895 million, and $1.036 billion, respectively. These estimated results are subject to the audit of the Company's consolidated financial statements, which the Company believes is nearing completion.
    For its fiscal year 2005, the Company currently estimates that net sales were in the range of between $915 million and $920 million and that the Company will report a net loss of between $1.00 and $1.10 per share. These estimates for fiscal year 2005 are not audited and are subject to change; the audit of fiscal year 2005 has not yet commenced. The fiscal year 2005 estimated results include the effects of the previously disclosed legal, accounting, severance and distribution center reorganization costs.
    The Company estimates that, for its fiscal year 2006, net sales will be in the range of between $760 million and $780 million, and that the Company will report a net loss of between $0.25 and $0.35 per share. These estimated fiscal year 2006 results reflect the effects of the previously disclosed loss of customer and market share, and include a range of $0.18 to $0.20 per share (net of related income tax effects) of legal and accounting costs related to the pending government investigations, private securities litigation and restatement. The Company estimates that fiscal year 2006 gross margin will range from 16.0% to 16.5% of net sales, in contrast to approximately 15.3% of net sales in fiscal year 2005. The Company also estimates that distribution, general and administrative costs, excluding the costs of the pending investigations, litigation and restatement in both years and excluding the distribution center reorganization costs in fiscal year 2005, will be in the range of 16.8% to 17.0 % of net sales in fiscal year 2006, in contrast to approximately 16.3% in fiscal year 2005.
    The estimated loss for fiscal year 2005 and the guidance for fiscal year 2006 assume a full income tax benefit on the estimated loss. Deferred income tax realization considerations may decrease the amount of the tax benefit assumed in the estimate and the guidance, which would increase the amount of the net loss. The actual deferred tax benefit calculations for fiscal years 2005 and 2006 are not yet finalized.
    For the fiscal year ending March 31, 2007, the Company estimates net sales from its existing businesses of between $700 million and $750 million. This estimate reflects the expected loss of additional market share at one of the Company's three major warehouse club customers, offset somewhat by expected growth in other areas of the existing business. The Company will continue to focus on improved efficiency and reduced costs in fiscal year 2007.
    The Company also announced information concerning recent liquidity levels. The Company's recent borrowing base under the $90 million loan agreement with the Company's lender has been approximately $60 million due to reductions in accounts receivable and inventory levels, and based upon the formula provided in the loan agreement. The most recent thirty-day average amount borrowed was approximately $55 million, although the amount borrowed, from time to time, has increased to an amount near the borrowing base. This tightening of liquidity typically occurs at this time of the year because sales are historically low in February and because February payments to publishers reflect the payment of holiday season purchases. The Company believes that the borrowing base will increase and the average loan balance will decrease in future months because net sales and accounts receivable balances will increase and payment requirements will decrease. The Company recently filed a Form 8-K with the Securities and Exchange Commission disclosing further amendments to the loan agreement with the Company's lender.
    Finally, the Company announced that its new senior management team has begun to undertake a review of the Company's strategic business plan with a view towards creating new growth opportunities. The Company is pursuing new product lines and new services, and believes it can leverage its supply chain strengths, its specialized merchandising expertise, and its customer and supplier relationships into future growth opportunities.

    ABOUT ADVANCED MARKETING SERVICES

    Headquartered in San Diego, California, the Company is a leading provider of customized merchandising, wholesaling, distribution and publishing services, currently primarily to the book industry. The Company has operations in the U.S., Mexico, the United Kingdom and Australia and employs approximately 1,400 people worldwide. The Company provides a wide range of value-added services that provide its retailer customers with book buying advice, promotional support and expert supply chain management, to ensure the success of their book programs. The Company's proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to manage efficiently and effectively the book distribution supply chain for the benefit of its membership warehouse club customers. Publishers Group Worldwide (PGW), an alliance of the Company's global contract distribution operations, provides independent publishers with exclusive full service English language sales and distribution services.
    Recent public announcements about the Company are available on both the Company's Website, www.advmkt.com, and on BusinessWire, www.businesswire.com.
    Forward-looking statements in this public announcement are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties, including the following statements:

    -- The Company's current estimated earnings per share for the fiscal years ended March 31, 2000, 2001, 2002, 2003 and 2004 are $0.81, $0.82, $1.00, $0.29, and $0.02, respectively.

    -- The Company's current estimated net sales for the five-year period ended March 31, 2004 are $635 million, $720 million, $763 million, $895 million, and $1.036 billion, respectively.

    -- For its fiscal year 2005, the Company currently estimates that net sales were in the range of between $915 million and $920 million and that the Company will report a net loss of between $1.00 and $1.10 per share.

    -- The Company estimates that, for its fiscal year 2006, net sales will be in the range of between $760 million and $780 million, and that the Company will report a net loss of between $0.25 and $0.35 per share.

    -- The Company estimates that fiscal year 2006 gross margin will range from 16.0% to 16.5% of net sales, in contrast to approximately 15.3% of net sales in fiscal year 2005.

    -- The Company estimates that distribution, general and administrative costs, excluding the costs of the pending investigations, litigation and restatement in both years and excluding the distribution center reorganization costs in fiscal year 2005, will be in the approximate range of between 16.8% and 17.0% of net sales in fiscal year 2006, in contrast to approximately 16.3% in fiscal year 2005.

    -- For the fiscal year ending March 31, 2007, the Company estimates net sales from its existing businesses of between $700 million and $750 million.

    -- The estimate of net sales for the fiscal year ending March 31, 2007, reflects the expected loss of additional market share at one of the Company's two major warehouse club customers, offset somewhat by expected growth in other areas of the existing business.

    -- The Company will continue to focus on improved efficiency and reduced costs in fiscal year 2007.

    -- The Company believes that the borrowing base will increase and the average loan balance will decrease in future months because net sales and accounts receivable balances will increase and payment requirements will decrease.

    -- The Company is pursuing new product lines and new services, and believes it can leverage its supply chain strengths, its specialized merchandising expertise, and its customer and supplier relationships into future growth opportunities.

    Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements including factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.



    CONTACT: Advanced Marketing Services
             Curtis R. Smith, 858-450-3519
             curt.smith@advmkt.com